Exhibit 99.1

Paya Holdings Inc. Announces Completion of Exchange Offer and Consent Solicitation

and Notice to Exercise Right to Exchange Remaining Outstanding Warrants

ATLANTA, GA, September 15, 2021 — Paya Holdings Inc. (NASDAQ: PAYA) (“Paya” or the “Company”) today announced the completion of its previously announced exchange offer (the “Exchange Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding warrants (the “warrants”) to purchase shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Company also entered into the related amendment to the warrant agreement governing the warrants (the “Warrant Amendment”).

The Company also announced that it will exercise its right, in accordance with the terms of the Warrant Amendment, to exchange all remaining untendered warrants at an exchange ratio of 0.234 shares of Common Stock for each warrant. The Company has fixed the date for such exchange as September 30, 2021. Following such exchange, no public or private warrants will remain outstanding.

The Company engaged Evercore Group L.L.C. as the Dealer Manager for the Exchange Offer and Consent Solicitation.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, the securities described herein, and is also not a solicitation of the related consents. The Exchange Offer and Consent Solicitation were made only pursuant to the terms and conditions of the Prospectus/Offer to Exchange and related letter of transmittal.

About Paya Holdings Inc.

Paya (NASDAQ: PAYA) is a leading provider of integrated payment and frictionless commerce solutions that help customers accept and make payments, expedite receipt of money, and increase operating efficiencies. The company processes over $40 billion of annual payment volume across credit/debit card, ACH, and check, making it a top 20 provider of payment processing in the US. Paya serves more than 100,000 customers through over 2,000 key distribution partners focused on targeted, high growth verticals such as healthcare, education, non-profit, government, utilities, and other B2B end markets. The business has built its foundation on offering robust integrations into front-end CRM and back-end accounting systems to enhance customer experience and workflow. Paya is headquartered in Atlanta, GA, with offices in Reston, VA, Fort Walton Beach, FL, Dayton, OH, Mt. Vernon, OH, Dallas, TX and Tempe, AZ.

Forward-Looking Statements

Certain statements made in this press release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Forward-looking statements in this press release may include, for example, the completion of the exchange of the remaining warrants pursuant to the Warrant Amendment.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on such statements as we cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: our ability to successfully exchange the remaining warrants pursuant to the Warrant Amendment; exposure to economic conditions and political risk affecting the consumer loan market and consumer and commercial spending; the impacts of the ongoing COVID-19 coronavirus pandemic and the actions taken to control or mitigate its spread (which impacts are highly uncertain and cannot be reasonably estimated or predicted at this time); competition; the ability of our business to grow and manage growth profitably; changes in applicable laws or regulations; changes in the payment processing market in which Paya competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that Paya targets; risks relating to Paya’s relationships within the payment ecosystem; risk that Paya may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to Paya; the risk that Paya may not be able to develop and maintain effective internal controls and other risks and uncertainties; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Matt Humphries, CFA

Head of Investor Relations

matt.humphries@paya.com